Exhibit 11.1

                            SHARPER IMAGE CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

Net Earnings (Loss) in thousands

                                                Net             Weighted Average        Per-Share
                                          Earnings (Loss)            Shares               Amount
                                          ----------------      ----------------        ----------
Fiscal year ended January 31, 1998:
   Basic                                  $          593               8,303,425        $     0.07
                                                                                        ==========
      Effect of dilutive stock options    $          -                   233,607
                                          ----------------      ----------------
   Diluted                                $          593               8,537,032        $     0.07
                                          ================      ================        ==========


Fiscal year ended January 31, 1997:
   Basic                                  $       (4,345)              8,260,208        $    (0.53)
                                                                                        ==========
   Diluted                                $       (4,345)              8,260,208        $    (0.53)
                                          ================      ================        ==========


Fiscal year ended January 31, 1996:
   Basic                                  $          444               8,249,259        $     0.05
                                                                                        ==========
      Effect of dilutive stock options    $          -                   432,819
                                          ----------------      ----------------
   Diluted                                $          444               8,682,078        $     0.05
                                          ================      ================        ==========